UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2007

CAPE FEAR BANK CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-51513	20-3035898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1117 Military Cutoff Road Wilmington, North Carolina	28405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (910) 509-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appoint of Certain Officers; Compensation Arrangements with Certain Officers

On June 21, 2007, the Board of Directors of our subsidiary bank, Cape Fear Bank, based on the recommendation of its Corporate Governance Committee (which, under its charter, serves as a joint compensation committee of our and the Bank’s Boards), approved increases in the annual rates at which base salary is paid by the Bank to certain of its executive officers who are our named executive officers. Those officers and their annual salary rates approved by the Board are listed in the following table.

Name and Title	Base Salary Rate
Betty V. Norris Senior Vice President and Chief Financial Officer	$165,000

Lynn M. Burney Senior Vice President and Chief Operations Officer	140,000

R. James MacLaren Senior Vice President and Chief Credit Officer	155,000

A. Mark Tyler Senior Vice President and Chief Banking Officer	155,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPE FEAR BANK CORPORATION
(Registrant)

Date: June 26, 2007	By:	/S/ Betty V. Norris
Betty V. Norris
Senior Vice President
and Chief Financial Officer